Exhibit 5.1

November 6, 2026

Hyperscale Data, Inc.

11411 Southern Highlands Parkway, Suite 190

Las Vegas, Nevada 89141

Re:	Registration Statement on Form S-3 (Registration No. 333-291595)

Ladies and Gentlemen:

We have acted as counsel to Hyperscale Data, Inc., a Delaware corporation (the “Company”), in connection with (a) the offering of a (i) $10,810,810.81 7.5% OID Convertible Promissory Note (the “Initial Note”) and (ii) $5,405,405.41 7.5% OID Convertible Promissory Note (the “Second Note,” and together with the Initial Note, collectively the “Notes”) to one investor and the offering of up to 47,176,715 shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of the Notes (the “Shares”), to be issued pursuant to that Note Purchase Agreement (the “Note Purchase Agreement”) described in the Prospectus Supplement (as defined herein), pursuant to a Registration Statement on Form S-3 (File No. 333-291595) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), and declared effective by the SEC on December 11, 2025, and the related prospectus dated therein (the “Prospectus”), as supplemented by the prospectus supplement dated November 6, 2026 pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement”).

We advise you that we have examined executed originals or copies certified or otherwise identified to our satisfaction of the following documents: (a) the Registration Statement, (b) the Prospectus, (c) the Prospectus Supplement, (d) the Company’s Certificate of Incorporation, as amended to date, (e) the Company’s Second Amended and Restated Bylaws, as amended to date, (f) the Notes, (g) the Note Purchase Agreement and (h) certain resolutions adopted by the Board of Directors of the Company relating to the issuance, sale and registration of the Notes and Shares. In addition, we have examined and relied upon such corporate records and other documents, instruments and certificates of officers and representatives of the Company and of public officials, and we have made such examination of law, as we have deemed necessary or appropriate for purposes of the opinions expressed below. As to certain factual matters, unless otherwise indicated, we have relied, to the extent we have deemed proper, on certificates of certain officers of the Company.

We have assumed for purposes of rendering the opinions set forth herein, without any verification by us:

(a)       the genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity and completeness of documents submitted to us as originals, the completeness and conformity with authentic original documents of all documents submitted to us as copies, and that all documents, books and records made available to us by the Company are accurate and complete; and

(b)       that each Note and the Note Purchase Agreement has been duly authorized, executed and delivered by each party thereto, that each such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and all jurisdictions where it is conducting business or otherwise required to be so qualified, that each such party has full power, authority and legal right to enter into and perform the terms and conditions of such Note and Note Purchase Agreement to be performed by it, that the representations and warranties of each such party as set forth in each Note and the Note Purchase Agreement when made were, and on the date hereof are, true and complete, and that each Note and the Note Purchase Agreement constitutes a legal, valid and binding obligation of each such party, enforceable against it in accordance with their respective terms and that the Company received the requisite approval from the NYSE American to list the Shares.

November 6, 2026

Based upon and subject to the foregoing, we are of the opinion that (a) the Notes, when executed, issued and delivered, against payment in full therefor, as contemplated in the Registration Statement, the Prospectus Supplement and the Note Purchase Agreement, will be a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and (b) the Shares, when issued and delivered in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable. The opinion expressed in clause (a) above is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Notes: (i) such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), (ii) enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, (iv) the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law, (v) the effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money, (vi) public policy limitations, (vii) the qualification that enforceability may be limited by a refusal to recognize a purported waiver of any statutory right, (viii) generally applicable rules of law that forum selection clauses in contracts are not necessarily binding on the courts in the forum selected, (ix) general rules of law that may render an entire agreement unenforceable if any unenforceable provision thereof is essential to the agreed upon exchange, (x) the qualification that a provision permitting modification of an agreement or waiver of rights or remedies under an agreement only in writing may not be enforceable, (xi) the qualification that provisions purporting to require that waivers be in writing may not be enforceable to the extent that the conduct of the parties evidences a contrary course of dealing, (xii) the qualification that provisions requiring the payment of fees, expenses and costs may be limited, and (xiii) whether a state court of the State of New York or otherwise or a federal court of the United States would give effect to the choice of New York law provided for in the Notes.

We are members of the Bar of the State of New York. We do not express any opinion as to the effect of any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, as in effect on the date hereof.

This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly set forth herein. This opinion letter is not a guaranty nor may one be inferred or implied. This opinion letter speaks as of the date hereof and we assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act with the SEC as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2026, which is incorporated by reference in the Registration Statement and the Prospectus, and to the reference to this firm under the heading “Legal Matters” in the Prospectus Supplement and the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours, /s/ Olshan Frome Wolosky LLP
OLSHAN FROME WOLOSKY LLP